UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015 (January 18, 2015)

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on that certain Current Report on Form 8-K (the “Form 8-K”) filed by Apache Corporation (the “Company”) on January 23, 2015, the board of directors (the “Board) of the Company promoted Mr. John J. Christmann, IV, to chief executive officer and president of the Company effective as of January 20, 2015. The Company is filing this amendment to the Form 8-K to report that on February 19, 2015, the Management Development and Compensation Committee of the Board recommended, and on February 19, 2015, the Board approved, the following changes to Mr. Christmann’s compensation in connection with his promotion:

•	An increase in his annual salary from $725,000 to $1,100,000;
•	A promotional grant of 50,000 restricted stock units (“RSUs”). 12,500 of the RSUs will vest on March 1, 2016, and 12,500 will vest on each of February 18, 2017, February 18, 2018, and February 18, 2019. Mr. Christmann is required to hold 60 percent of the RSUs that vest each year until he retires or terminates employment;
•	An increase in his annual cash incentive bonus target from 100 percent to 130 percent; and
•	A year of annual base salary plus bonus in addition to the benefits he was already eligible for after termination upon a Change in Control under our Income Continuance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: February 25, 2015	/s/ Cheri L. Peper
Cheri L. Peper
Corporate Secretary